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                                                                    EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-3 (No. 33-29267) of First Financial Management Corporation filed June 19, 1989 and the following Registration Statements on Form S-8:



                        Registration Statement
       ------------------------------------------------------
                No                             Filed
       ----------------------           ---------------------
               2-84870                     June 30, 1983
               2-96064                     February 26, 1985
              33-10711                     December 10, 1986
              33-17834                     October 9, 1987
              33-18541                     November 17, 1987
              33-21675                     May 5, 1988
              33-25340     (a)             December 28, 1988
              33-32555                     December 18, 1989
              33-31915     (a)             January 17, 1990
              33-37532                     November 5, 1990
              33-40891                     June 3, 1991
              33-46669                     March 25, 1992
              33-48619                     June 17, 1992

         (a)  Post Effective Amendment No. 1

of our report dated February 22, 1994 relating to the consolidated financial statements of Western Union Financial Services, Inc. (a wholly owned subsidiary of New Valley Corporation) and its subsidiaries, which appears in this Current Report on Form 8-K.



/s/ PRICE WATERHOUSE LLP
- - ------------------------
PRICE WATERHOUSE LLP

Morristown, New Jersey
November 4, 1994